EXHIBIT 32

Certifications of Chief Executive Officer and Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Kings Road Entertainment, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer's knowledge, that:

The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2009 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: September 11, 2009

/s/ Philip Holmes
Philip Holmes
Chief Executive Officer

/s/ Robert Kainz
Robert Kainz
Chief Financial Officer